UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TWIN RIVER WORLDWIDE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-0904604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Twin River Road Lincoln, Rhode Island	02865
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Registration No. 333-228973

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the class of securities of Twin River Worldwide Holdings, Inc. (the “Company”) to be registered hereunder is common stock, par value $0.01 per share (the “Common Stock”).

The description of the Common Stock as included under the caption “Description of Twin River Capital Stock” in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4, as originally filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2018 (Registration No. 333-228973), and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Date: March 27, 2019	By:	/s/ Craig L. Eaton
		Name:	Craig L. Eaton
		Title:	Senior Vice President, General Counsel and Secretary